Debt Subordination Agreement Upon
Acceleration Event Only

Obligors:	CalAmp Wireless Networks Corporation,
a Delaware corporation
CalAmp Corp., a Delaware corporation

Creditor:	Navman Wireless North America LP,
a Delaware limited partnership

Date:	May 7, 2012

This Debt Subordination Agreement Upon Acceleration Event Only is executed by the above-named Creditor (the "Creditor") in favor of SQUARE 1 BANK (“Lender”), whose address is 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, with respect to the above-named obligors (jointly and severally, "Obligor"). In order to induce Lender to extend or continue to extend financing to the Obligor (but without obligation on Lender’s part to do so), the Creditor hereby agrees as follows:

     1. Subordination of Debt. On and after the occurrence of an Acceleration Event only (referred to herein as the “Effective Date”), Creditor hereby subordinates payment by the Obligor of the Subordinated Debt (as defined below) to the payment to Lender, in full in cash, of all indebtedness, liabilities, guarantees and other obligations of the Obligor to Lender, now existing or hereafter arising, including without limitation any interest accruing after the commencement of any bankruptcy, arrangement, or reorganization proceeding with respect to Obligor (whether or not such interest is recoverable from the Obligor or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations (collectively, the "Senior Debt"). Unless and until all of the Senior Debt has been indefeasibly paid in full, in cash (after the passage of any relevant preference period) and all obligations of the Lender to make loans or extend other financial accommodations to the Obligor have terminated, Creditor agrees not to do any of the following, directly or indirectly: ask for or accept payment of all or any part of the Subordinated Debt, in cash or other property or by set-off or in any other manner, demand, sue for, accelerate the maturity of, or otherwise enforce any of the Subordinated Debt, enforce any guaranty of any of the Subordinated Debt, take any security for any of the Subordinated Debt, exercise any rights or remedies with respect to the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against the Obligor), or attempt to do any of the foregoing.

As used herein the term “Subordinated Debt” shall mean the following on a collective basis: (a) the indebtedness arising under that certain $4,000,000 Promissory Note dated on or about the date hereof issued by CalAmp Wireless Networks Corporation as maker and Creditor as payee (the “Note”) in connection with that certain Asset Purchase Agreement dated as of May 7, 2012 by and between CalAmp Wireless Networks Corporation, Creditor and Navman Wireless New Zealand (the “Purchase Agreement”); and (b) the obligations and indebtedness under that certain Guaranty dated on or about the date hereof by CalAmp Corp. in favor of Creditor.

As used herein the term “Acceleration Event” shall have the meaning ascribed thereto as is set forth in the Purchase Agreement, as such agreement is in effect as of the date hereof, including without limitation upon the occurrence of the termination of the Supply Agreement (as defined in the Purchase Agreement).

Creditor acknowledges and agrees that the term “Senior Debt” as used in the Purchase Agreement shall mean Senior Debt as used herein.

On and after the Effective Date only, Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Obligor whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the assets of the Obligor to the payment or liquidation thereof, Lender shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Lender to enforce its rights hereunder in any such action or proceeding, On and after the Effective Date only, Lender is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of Creditor such proofs of claim against the Obligor on account of the Subordinated Debt as Lender may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt. On and after the Effective Date only, Creditor further agrees to execute and deliver to Lender such assignments or other instruments as may be required by Lender in order to enable Lender to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. On and after the Effective Date only, Creditor shall endorse all notes and other written evidence of the Subordinated Debt with a statement that they are subordinated to the Senior Debt pursuant to the terms of this agreement, in such form as Lender shall require, and Creditor will exhibit the originals of such notes and other written evidence of the Subordinated Debt to Lender so that Lender can confirm that such endorsement has been made, but this Subordination Agreement shall be fully effective, even if no such endorsement is made. On and after the Effective Date only, any amounts received by Creditor contrary to the provisions of this Section shall be held in trust by Creditor for the benefit of Lender and shall forthwith be paid over to Lender to be applied to the Lender debt in such order as Lender in its sole discretion shall determine, without limiting any other right of Lender hereunder or otherwise and without otherwise affecting the liability of Creditor.

     2. Modifications to Senior Debt; Waivers. Until Lender has received payment in full of all Senior Debt, the Creditor agrees that, in addition to any other rights that Lender may have at law or in equity, Lender may at any time, and from time to time, without the Creditor’s consent and without notice to the Creditor, renew, extend or increase any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, make loans or advances to the Obligor secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to the Obligor, increase or decrease the amount of the Senior Debt, or change, waive, alter or vary the interest charge on, or any other terms or provisions of, the Senior Debt or any present or future instrument, document or agreement between Lender and the Obligor or any other person relating to Obligor, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Senior Debt or any collateral as Lender deems necessary or advisable in Lender’s sole discretion. The Creditor waives any right to require Lender to marshal any assets in favor of the Creditor or against or in payment of any or all of the Senior Debt. Creditor further waives any defense arising by reason of any claim or defense based upon an election of remedies by Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Creditor's subrogation rights, rights to proceed against the Obligor for reimbursement, and/or any other rights of the Creditor. On and after the Effective Date only, in addition to the waivers set forth in this Agreement, Creditor expressly waives, to the extent permitted by North Carolina law, all of Creditor’s rights under North Carolina General Statute Section 26-7 through 26-9, inclusive, and any similar or subsequent laws.

     3. Notice of Default. On and after the Effective Date only, the Creditor shall give Lender written notice of any default or event of default under any document, instrument or agreement evidencing, or relating to any of the Subordinated Debt at the same time such notice is given to the Obligor.

     4. No Commitment; Bankruptcy Financing. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by Lender to continue financing arrangements with the Obligor and that Lender may terminate such arrangements at any time, in accordance with Lender’s agreements with the Obligor. In the event of any financing of the Obligor by Lender during a bankruptcy, arrangement, or reorganization of Obligor, the Creditor agrees that the term "Senior Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the Creditor agrees to take such actions and execute such documents in such proceedings as may be necessary in Lender’s good faith business judgment in order to effectuate the foregoing. In the event of any bankruptcy, arrangement, or reorganization of the Obligor, Creditor agrees to take all actions requested by Lender in good faith to protect Lender’s interests and not to take any action which may, in Lender’s judgment, adversely affect Lender’s rights or interests. Without limiting the foregoing, Creditor shall not oppose or interfere with any financing of Obligor by Lender in any bankruptcy or insolvency proceeding with respect to the Obligor.

     5. No Contest; Modifications; Refinancing. Creditor agrees not to contest the validity, perfection, priority or enforceability of the Senior Debt or Lender’s security interest in any collateral. On and after the Effective Date only, until Lender has received payment in full of all Senior Debt and all loan agreements and other agreements providing for Senior Lender to provide loans or other financial accommodations to Obligor have terminated, the Creditor agrees not to modify any of the material terms of the Subordinated Debt (including without limitation payment terms, interest rate, maturity date, fees, and financial covenants), without Lender’s prior written consent. If Obligor wishes to refinance any of the Senior Debt with a new lender, upon Lender’s request of Creditor, Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

     6. Financial Condition of Obligor. The Creditor is presently informed of the financial condition of the Obligor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. The Creditor covenants that it will continue to keep itself informed as to the Obligor's financial condition and all other circumstances which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. The Creditor waives any right to require Lender to disclose to it any information which Lender may now or hereafter acquire concerning the Obligor.

     7. Representations. The Creditor represents and warrants to Lender as follows: (a) the Creditor has duly executed and delivered this Agreement; (b) this Agreement is the legal, valid, and binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights or insolvent corporations, generally; and (c) the Subordinated Debt is not secured by any collateral or assets of any kind and will not be so secured until all of the Senior Debt has been indefeasibly paid in full, in cash (after the passage of any relevant preference period) and all obligations of the Lender to make loans or extend other financial accommodations to the Obligor have terminated.

     8. Revivor. If, after payment of the Senior Debt, the Obligor thereafter becomes liable to Lender on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Lender, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Lender and the Creditor.

     9. Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, or by fax (and if by fax, sent concurrently by one of the other methods provided herein), addressed to the parties at the addresses shown in this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt during business hours in the case of notices sent by fax.

     10. General. On and after the Effective Date only, the Creditor agrees, upon Lender's request, to execute all such documents and instruments and take all such actions as Lender shall deem reasonably necessary or advisable in order to carry out the purposes of this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). The word "indebtedness" is used in this agreement in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants that it has not heretofore transferred or assigned the Subordinated Debt or given any other subordination agreement in respect of any Subordinated Debt, and that it will not do so without prior written notice to Lender and without making such transfer, assignment or subordination expressly subject to this Agreement. This Agreement is solely for the benefit of Lender and Lender's successors and assigns, and neither the Obligor nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. All of Lender's rights and remedies hereunder and under applicable law are cumulative and not exclusive. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Lender and the Creditor. On and after the Effective Date only, the Creditor agrees to reimburse Lender, upon demand, for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Lender in enforcing this Agreement against Creditor, whether or not suit be brought. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party. This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of Lender and Lender's successors and assigns.

     11. Governing Law; Jurisdiction; Venue; Arbitration. This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of North Carolina. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement or the relationship between Creditor and Lender, and any and all other claims of Creditor against Lender of any kind, shall be brought only in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, and each consents to the jurisdiction of any such court, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Creditor in the courts of any other jurisdiction. Creditor consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law. If the jury waiver set forth in Section 12 below is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

     12. Mutual Waiver of Jury Trial. THE PARTIES EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY A PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Creditor:

NAVMAN WIRELESS NORTH AMERICA LP,
a Delaware limited partnership

By	/s/ Michael L. Henn
	Title:	EVP, CFO, Treasurer

Present Amount of Subordinated Debt:
$4,000,000

Address:		2701 Patriot Boulevard, Suite 125
Glenview, IL 60026
Attention: Mike Henn, EVP and CFO
Facsimile: 847-729-5988

[Signature Page—Debt Subordination Agreement]

CONSENT AND AGREEMENT OF OBLIGOR

     The undersigned Obligor hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing Subordination Agreement and agrees to be bound thereby and further agrees that any default or event of default by the Obligor under any present or future instrument or agreement between the Obligor and the Creditor shall constitute an immediate default and event of default under all present and future instruments and agreements between the Obligor and Lender. Obligor further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by Lender and the Creditor without notice to or the consent of Obligor.

Obligor:
CALAMP WIRELESS NETWORKS CORPORATION,
a Delaware corporation

By	/s/Garo Sarkissian
Vice President

Obligor:
CALAMP CORP.,
a Delaware corporation

By	/s/Richard Vitelle
VP Finance & CFO

Accepted:

Lender:
SQUARE 1 BANK

By	/s/Mike Griffin
Title	VP